Exhibit 99.1

News Release

Sunoco, Inc.

1818 Market Street, Suite 1500

Philadelphia, PA 19103

For further information contact:	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Clare McGrory (investors) 215-977-6764

No. 26-11

SUNOCO REPORTS THIRD QUARTER 2011 RESULTS

PHILADELPHIA, November 3, 2011 — Sunoco, Inc. (NYSE: SUN) today reported a net loss attributable to Sunoco shareholders of $1,096 million ($9.62 per share diluted) for the third quarter of 2011 versus net income attributable to Sunoco shareholders of $65 million ($0.54 per share diluted) for the third quarter of 2010. Third quarter results included a previously disclosed noncash provision of $1,959 million ($1,175 million after tax) to write down refining assets to their estimated fair values in connection with Sunoco’s decision to exit the refining business. Excluding special items, Sunoco had income of $65 million ($0.57 per share diluted) for the third quarter of 2011 versus income of $27 million ($0.22 per share diluted) for the third quarter of 2010. Key third quarter details include:

•	Retail and Logistics contributed pretax income of $101 million

•	Refining and Supply reported a pretax loss of $17 million

•	Logistics completed acquisitions totaling $295 million during the third quarter

•	Completed the exit from the Chemicals business with the closing of the sale of the Haverhill facility in late October

“A second straight quarter of record earnings at Sunoco Logistics Partners L.P. and good results in retail were the primary drivers of Sunoco’s profitability from operations in the third quarter. These segments contributed $53 million and $48 million in pretax income, respectively,” said Lynn L. Elsenhans, Sunoco’s chairman and chief executive officer. “Market conditions continue to pose challenges for our refining and supply segment and, while the refineries’ operational performance improved during the third quarter with crude utilization averaging 90 percent, the segment reported another loss. We remain focused on running our assets safely and reliably at economic utilization rates.”

Commenting on the company’s commitment to delivering value to shareholders, Elsenhans said, “Creating value for shareholders and positioning Sunoco for future success continue to be top priorities. We recently completed the previously announced $500 million share repurchase at an average price of $34.69 per share, and successfully completed the initial public offering of SunCoke Energy. We also continue to make progress on our strategic review of the company with a focus on exiting the refining business, determining the optimal allocation of our capital resources and maximizing the potential for our retail and logistics businesses.”

DETAILS OF THIRD QUARTER RESULTS

Refining and Supply

Refining and Supply had a pretax loss of $17 million in the current quarter versus $70 million in the third quarter of 2010. The $53 million improvement in results was primarily due to higher realized margins and lower expenses. Partially offsetting these positive factors were lower production volumes. The overall crude utilization rate was 90 percent for the quarter, up from 84 percent in the second quarter of 2011.

Retail Marketing

Retail Marketing earned $48 million pretax in the current quarter versus $68 million in the third quarter of 2010. The decrease in earnings was largely attributable to higher expenses resulting primarily from litigation charges and higher credit card fees. Lower gains on asset sales also contributed to the decline.

Logistics

Logistics earned $53 million pretax in the third quarter of 2011 versus $40 million in the third quarter of 2010. The increase in earnings was primarily due to higher crude oil volumes and margins as a result of continuing strong demand for crude oil in West Texas. Higher earnings attributable to recent acquisitions and organic growth projects also contributed to the improved results.

Coke

Coke earned $24 million pretax in the third quarter of 2011 versus $44 million in the third quarter of 2010. The decrease in earnings was attributable to lower coke sales revenues as a result of the Jewell contract restructuring with ArcelorMittal in January 2011 and higher general and administrative costs largely associated with the relocation of SunCoke Energy’s corporate offices and additional staffing costs related to becoming a public company. Somewhat offsetting these factors were improved results from the company’s coal mining operations.

Discontinued Chemicals Operations

In late October 2011, Sunoco completed the sale of its phenol manufacturing facility in Haverhill, OH and related inventory to an affiliate of Goradia Capital LLC and received total cash proceeds of $100 million which is subject to a working capital adjustment subsequent to closing. This transaction, along with the sale of the Frankford chemicals facility which was completed in July 2011, represents the completion of Sunoco’s exit from the chemicals business. The results of operations of Sunoco’s chemicals operations, including related charges for asset write-downs and other matters and gains (losses) recognized in connection with their divestment, are now classified as discontinued operations for all periods presented.

Discontinued chemicals operations had pretax income of $1 million in the third quarter of 2011 versus $5 million in the third quarter of 2010. The decrease in results was driven by lower margins and sales volumes which were partially offset by lower expenses.

OTHER

Corporate administrative expenses were $23 million pretax in the current quarter versus $28 million in the third quarter of 2010. The decrease was largely driven by lower staffing and stock compensation costs.

Net financing expenses and other were $29 million pretax in the third quarter of 2011 compared to $28 million in the third quarter of 2010. Increased interest expense attributable to new borrowings of Sunoco Logistics Partners L.P. and SunCoke Energy, Inc. was largely offset by higher interest income and capitalized interest.

INCOME TAXES

Excluding the impact of special items, the effective tax rates on pretax income attributable to Sunoco, Inc. shareholders for the third quarter of 2011 and 2010 were (14) and 13 percent, respectively. Income taxes for each quarter reflect the adjustment of the year-to-date amounts to the amounts computed using the expected full year tax rates at the end of each quarter and recognition of any discrete tax items. The income tax benefit for the third quarter of 2011 is a result of applying a significantly higher effective tax rate to the year-to-date loss before special items at June 30, 2011. This impact is partially offset by applying this rate to third quarter income before special items.

SPECIAL ITEMS

During the third quarter of 2011, Sunoco recorded a $1,959 million noncash provision ($1,175 million after tax) to write down assets at the Philadelphia and Marcus Hook refineries to their estimated fair values in connection with Sunoco’s decision to exit its refining business; recorded a $5 million provision ($3 million after tax) for pension settlement and curtailment losses and employee terminations and related costs in connection with business improvement initiatives; recognized a $2 million pretax loss ($2 million after tax) largely related to pension settlement losses attributable to the divestment of its Toledo refinery; recognized a $14 million gain ($8 million after tax) related to the divestment of the discontinued Frankford chemicals facility; and recorded an $18 million gain ($11 million after tax) attributable to a partial settlement of a low sulfur diesel credit liability related to the Company’s discontinued Tulsa refining operations. The total net impact of special items during the third quarter of 2011 was a provision of $1,934 million ($1,161 million after tax).

During the third quarter of 2010, Sunoco recorded a $13 million provision ($8 million after tax) primarily for pension settlement losses and employee terminations and related costs in connection with business improvement initiatives; recognized a $16 million gain ($9 million after tax) on an insurance settlement related to MTBE coverage; and recognized a $59 million gain attributable to Sunoco shareholders ($37 million after tax) from the remeasurement of its pre-acquisition equity interests to fair value upon consolidation. The total net impact of special items during the third quarter of 2010 was a gain of $62 million ($38 million after tax).

Sunoco is a leading transportation fuel provider, with operations located primarily in the East Coast and Midwest regions of the United States. The Company sells transportation fuels through more than 4,900 branded retail locations in 24 states. APlus convenience stores are operated by the Company or independent dealers in more than 600 retail locations. The retail network in the Northeast is principally supplied by Sunoco-owned refineries with a combined crude oil processing capacity of 505,000 barrels per day. Sunoco is also the General Partner and has a 34-percent interest in Sunoco Logistics Partners L.P., a publicly traded master limited partnership which owns and operates 7,900 miles of refined product and crude oil pipelines and approximately 40 active product terminals. Sunoco has an 81-percent ownership interest in SunCoke Energy, Inc., a publicly traded company which makes high-quality metallurgical-grade coke for major steel manufacturers. Sunoco intends to complete its fundamental shift away from manufacturing through the sale or idling of its two remaining refineries and the spin-off of its cokemaking business to Sunoco shareholders by no later than the end of July 2012.

Anyone interested in obtaining further insights into the third quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 4:30 p.m. ET on November 3, 2011. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions;

general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

SUNOCO, INC.

2011 THIRD QUARTER AND NINE-MONTH FINANCIAL SUMMARY

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2011	2010
Third Quarter
Revenues	$12,158	$9,218

Net income (loss)	$(1,038)	$172
Less: Net income attributable to noncontrolling interests	58	107

Net income (loss) attributable to Sunoco, Inc. shareholders	$(1,096)	$65

Net income (loss) attributable to Sunoco, Inc. shareholders per share of common stock:
Basic	$(9.62)	$0.54
Diluted	$(9.62)*	$0.54
Weighted-average number of shares outstanding (in millions):
Basic	113.9	120.6
Diluted	113.9 *	120.8

Nine-Months
Revenues	$34,189	$26,469

Net income (loss)	$(1,189)	$310
Less: Net income attributable to noncontrolling interests	133	163

Net income (loss) attributable to Sunoco, Inc. shareholders	$(1,322)	$147

Net income (loss) attributable to Sunoco, Inc. shareholders per share of common stock:
Basic	$(11.15)	$1.23
Diluted	$(11.15)*	$1.22
Weighted-average number of shares outstanding (in millions):
Basic	118.6	120.0
Diluted	118.6 *	120.1

*	Since the assumed issuance of common stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Three Months Ended
	September 30,		June 30,
	2011	2010	2011
Refining and Supply	$(17)	$(70)	$(44)
Retail Marketing	48	68	69
Logistics	53	40	54
Coke	24	44	20
Discontinued chemicals operations	1	5	6
Corporate and Other:
Corporate expenses	(23)	(28)	(18)
Net financing expenses and other	(29)	(28)	(16)

Pretax income attributable to Sunoco, Inc. shareholders before special items	57	31	71
Income tax expense (benefit)	(8)	4	22

Income attributable to Sunoco, Inc. shareholders before special items	65	27	49

Special items:
Continuing operations	(1,966)	62	(7)
Discontinued operations	32	—	(287)

Pretax income (loss) from special items	(1,934)	62	(294)
Income tax expense (benefit)	(773)	24	(120)

Income (loss) from special items	(1,161)	38	(174)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(1,096)	$65	$(125)

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$0.57	$0.22	$0.40
Income (loss) from special items	(10.19)	0.32	(1.43)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(9.62)	$0.54	$(1.03)

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2011	2010
Refining and Supply	$(199)	$(2)
Retail Marketing	129	175
Logistics	138	97
Coke	53	151
Discontinued chemicals operations	(2)	50
Corporate and Other:
Corporate expenses	(63)	(81)
Net financing expenses and other	(69)	(83)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	(13)	307
Income tax expense (benefit)	(5)	105

Income (loss) attributable to Sunoco, Inc. shareholders before special items	(8)	202

Special items:
Continuing operations	(1,922)	(5)
Discontinued operations	(255)	(169)

Pretax loss from special items	(2,177)	(174)
Income tax benefit	(863)	(119)

Loss from special items	(1,314)	(55)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(1,322)	$147

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(0.07)	$1.68
Loss from special items	(11.08)	(0.46)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(11.15)	$1.22

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three			For the Nine
	Months Ended			Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010
REFINING AND SUPPLY
Pretax Loss (Millions of Dollars)	$(17)	$(70)	$(44)	$(199)	$(2)
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$4.89	$3.88	$4.31	$4.10	$5.13
Market Benchmark** (Per Barrel)	$5.87	$4.22	$6.11	$5.72	$5.09
Crude Inputs as Percent of Crude Unit Rated Capacity***	90	94	84	82	88
Throughputs ***(Thousands of Barrels Daily):
Crude Oil	452.7	631.6	425.2	445.8	594.5
Other Feedstocks	42.5	52.1	42.5	46.6	53.7

Total Throughputs	495.2	683.7	467.7	492.4	648.2

Products Manufactured ***(Thousands of Barrels Daily):
Gasoline	249.0	357.9	234.6	249.6	336.0
Middle Distillates	181.9	250.1	165.5	177.0	232.4
Residual Fuel	32.1	35.4	31.0	28.9	36.6
Petrochemicals	14.1	25.6	14.9	15.1	23.5
Other	35.8	45.6	38.4	40.7	48.6

Total Production	512.9	714.6	484.4	511.3	677.1
Less: Production Used as Fuel in Refinery Operations	25.9	33.1	23.3	24.5	31.3

Total Production Available for Sale	487.0	681.5	461.1	486.8	645.8

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	The refinery benchmark margin represents a 6-3-2-1 Value-Added Benchmark beginning March 1, 2011 as a result of the sale of the Toledo refinery. Prior to that date, the weighted-average refinery benchmark margin was comprised of a 6-3-2-1 Value-Added benchmark related to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark related to the Toledo refinery (20% weight). Beginning with the second quarter of 2011, the 6-3-2-1 Value-Added Benchmark has been adjusted to reflect market conditions more closely associated with the Company’s Northeast refining system. The 6-3-2-1 benchmark component of prior period weighted-average benchmark margins has been restated for comparative purposes.
***	Reflects the impact of a 170 thousand barrels-per-day reduction in crude unit capacity resulting from the sale of the Toledo refinery effective March 1, 2011.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three			For the Nine
	Months Ended			Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010
RETAIL MARKETING
Pretax Income (Millions of Dollars)	$48	$68	$69	$129	$175
Retail Margin* (Per Barrel):
Gasoline	$4.40	$4.40	$5.20	$4.20	$4.33
Middle Distillates	$4.04	$3.27	$5.24	$4.11	$3.48
Sales (Thousands of Barrels Daily):
Gasoline	309.6	303.1	303.9	300.3	290.2
Middle Distillates	30.6	30.2	27.6	28.0	28.1

	340.2	333.3	331.5	328.3	318.3

Total Retail Gasoline Outlets, End of Period	4,933	4,829	4,907	4,933	4,829
Gasoline and Diesel Throughput per Company-Owned Outlet (MGal/Site/Month)	168	156	162	160	154
Convenience Stores:
Total Stores, End of Period	608	597	607	608	597
Merchandise Sales (M$/Store/Month)	$105	$103	$97	$96	$97
Merchandise Margin (Company Operated) (% of Sales)	27%	28%	27%	27%	27%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

	For the Three			For the Nine
	Months Ended			Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010
LOGISTICS
Pretax Income (Millions of Dollars)	$53	$40	$54	$138	$97
Pipeline and Terminal Throughputs* (Thousands of Barrels Daily):
Unaffiliated Customers	3,033	2,255	2,858	2,743	1,932
Affiliated Customer	1,058	1,328	897	1,030	1,280

	4,091	3,583	3,755	3,773	3,212

*	Excludes joint-venture operations which are not consolidated.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three			For the Nine
	Months Ended			Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010
COKE
Pretax Income (Millions of Dollars)	$24	$44	$20	$53	$151
Coke Production (Thousands of Tons):
United States	964	953	922	2,747	2,678
Brazil	373	431	412	1,149	1,266

	For the Three			For the Nine
	Months Ended			Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010
CAPITAL PROGRAM (Millions of Dollars)
Refining and Supply	$20	$34	$28	$84	$195
Retail Marketing	47	33	29	94	56
Logistics*	348	280	127	503	357
Coke**	57	72	75	231	140
Discontinued chemicals operations	4	3	7	16	15

	$476	$422	$266	$928	$763

*	Includes acquisitions totaling $295 and $381 million, respectively, for the three and nine months ended September 30, 2011 and $243 million for the three and nine months ended September 30, 2010.
**	Includes acquisition of a coal business in the first quarter of 2011 totaling $38 million.

	For the Three			For the Nine
	Months Ended			Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010
DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)*
Refining and Supply	$50	$69	$50	$152	$199
Retail Marketing	23	22	22	67	65
Logistics	24	15	19	61	42
Coke	15	15	15	43	37

	$112	$121	$106	$323	$343

*	Excludes amounts attributable to discontinued chemicals operations.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
Refining and Supply	$(70)	$138	$(70)	$(17)	$(19)
Retail Marketing	34	73	68	1	176
Logistics	27	30	40	35	132
Coke	51	56	44	25	176
Discontinued chemicals operations	38	7	5	6	56
Corporate and Other:
Corporate expenses	(23)	(30)	(28)	(27)	(108)
Net financing expenses and other	(28)	(27)	(28)	(27)	(110)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	29	247	31	(4)	303
Income tax expense (benefit)	12	89	4	(17)	88

Income attributable to Sunoco, Inc. shareholders before special items	17	158	27	13	215

Special items:
Continuing operations	(45)	(22)	62	123	118
Discontinued operations	(169)	—	—	—	(169)

Pretax income (loss) from special items	(214)	(22)	62	123	(51)
Income tax expense (benefit)	(134)	(9)	24	49	(70)

Income (loss) from special items	(80)	(13)	38	74	19

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$0.14	$1.31	$0.22	$0.11	$1.79
Income (loss) from special items	(0.67)	(0.11)	0.32	0.61	0.16

Net income (loss) attributable to Sunoco, Inc. shareholders	$(0.53)	$1.20	$0.54	$0.72	$1.95

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2011
	1st	2nd	3rd
Refining and Supply	$(138)	$(44)	$(17)
Retail Marketing	12	69	48
Logistics	31	54	53
Coke	9	20	24
Discontinued chemicals operations	(9)	6	1
Corporate and Other:
Corporate expenses	(22)	(18)	(23)
Net financing expenses and other	(24)	(16)	(29)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	(141)	71	57
Income tax expense (benefit)	(19)	22	(8)

Income (loss) attributable to Sunoco, Inc. shareholders before special items	(122)	49	65

Special items:
Continuing operations	51	(7)	(1,966)
Discontinued operations	—	(287)	32

Pretax income (loss) from special items	51	(294)	(1,934)
Income tax expense (benefit)	30	(120)	(773)

Income (loss) from special items	21	(174)	(1,161)

Net loss attributable to Sunoco, Inc. shareholders	$(101)	$(125)	$(1,096)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(1.01)	$0.40	$0.57
Income (loss) from special items	0.17	(1.43)	(10.19)

Net loss attributable to Sunoco, Inc. shareholders	$(0.84)	$(1.03)	$(9.62)

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	2010*
	1st	2nd	3rd	4th	Total
Revenues
Sales and other operating revenue (including consumer excise taxes)	$7,917	$9,294	$9,058	$9,906	$36,175
Interest income	—	1	3	1	5
Gain on remeasurement of pipeline equity interests	—	—	128	—	128
Other income, net	26	13	29	24	92

	7,943	9,308	9,218	9,931	36,400

Costs and Expenses
Cost of products sold and operating expenses	7,079	8,090	8,055	8,787	32,011
Consumer excise taxes	530	608	616	594	2,348
Selling, general and administrative expenses	142	163	157	178	640
Depreciation, depletion and amortization	107	115	121	124	467
Payroll, property and other taxes	33	24	36	20	113
Provision for asset write-downs and other matters	45	22	(3)	45	109
Interest cost and debt expense	39	40	43	42	164
Interest capitalized	(3)	(3)	(4)	(5)	(15)

	7,972	9,059	9,021	9,785	35,837

Income (loss) from continuing operations before income tax expense (benefit)	(29)	249	197	146	563
Income tax expense (benefit)	(20)	78	28	32	118

Income (loss) from continuing operations	(9)	171	169	114	445
Income (loss) from discontinued operations	(29)	5	3	4	(17)

Net income (loss)	(38)	176	172	118	428
Less: Net income attributable to noncontrolling interests	25	31	107	31	194

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

*	Reclassified to present the phenol chemicals business as discontinued operations.

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	2011
	1st*	2nd*	3rd
Revenues
Sales and other operating revenue (including consumer excise taxes)	$10,308	$11,670	$12,145
Interest income	4	8	5
Gain on remeasurement of pipeline equity interests	—	9	—
Other income, net	24	8	8

	10,336	11,695	12,158

Costs and Expenses
Cost of products sold and operating expenses	9,522	10,693	11,098
Consumer excise taxes	547	553	583
Selling, general and administrative expenses	140	166	173
Depreciation, depletion and amortization	105	106	112
Payroll, property and other taxes	36	23	25
Provision for asset write-downs and other matters	6	7	1,964
Interest cost and debt expense	43	39	56
Interest capitalized	(6)	(6)	(8)

	10,393	11,581	14,003

Income (loss) from continuing operations before income tax expense (benefit)	(57)	114	(1,845)
Income tax expense (benefit)	18	17	(787)

Income (loss) from continuing operations	(75)	97	(1,058)
Income (loss) from discontinued operations	(5)	(168)	20

Net loss	(80)	(71)	(1,038)
Less: Net income attributable to noncontrolling interests	21	54	58

Net loss attributable to Sunoco, Inc. shareholders	$(101)	$(125)	$(1,096)

*	Reclassified to present the phenol chemicals business as discontinued operations.

SUNOCO, INC.

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

(Unaudited)

	At September 30,	At December 31,
	2011	2010
Assets
Cash and cash equivalents	$1,656	$1,485
Accounts and notes receivable, net	3,092	2,679
Inventories	1,153	404
Deferred income taxes	137	129
Assets held for sale	89	1,029

Total current assets	6,127	5,726

Investments and long-term receivables	165	160
Note receivable from sale of Toledo refinery	182	—
Properties, plants and equipment, net	5,183	7,055
Deferred charges and other assets	590	356

Total assets	$12,247	$13,297

Liabilities and Equity
Accounts payable and accrued liabilities	$4,762	$4,466
Short-term borrowings	115	115
Current portion of long-term debt	32	178
Taxes payable	125	170

Total current liabilities	5,034	4,929

Long-term debt	3,377	2,136
Retirement benefit liabilities	464	481
Deferred income taxes	663	1,390
Other deferred credits and liabilities	504	562

Total liabilities	10,042	9,498

Equity
Sunoco, Inc. shareholders’ equity	1,302	3,046
Noncontrolling interests	903	753

Total equity	2,205	3,799

Total liabilities and equity	$12,247	$13,297

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2011	2010
Cash Flows from Operating Activities:
Net income (loss)	$(1,189)	$310
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on divestment of discontinued chemicals operations	(14)	169
Gain on remeasurement of pipeline equity interests	(9)	(128)
Provision for asset write-downs and other matters	2,246	64
Depreciation, depletion and amortization	338	367
Deferred income tax benefit	(869)	(14)
Payments less than (in excess of) expense for retirement plans*	4	(124)
Changes in working capital pertaining to operating activities:
Accounts and notes receivable	(400)	(177)
Inventories	(756)	(264)
Accounts payable and accrued liabilities	274	363
Income tax refund receivable and taxes payable	(43)	356
Other	(20)	(5)

Net cash provided by (used in) operating activities	(438)	917

Cash Flows from Investing Activities:
Capital expenditures	(509)	(520)
Acquisitions	(419)	(243)
Proceeds from divestments:
Discontinued chemicals operations	88	348
Toledo refinery and related inventory	855	—
Other divestments	11	41
Other	(5)	(21)

Net cash provided by (used in) investing activities	21	(395)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings	—	(282)
Net borrowings from money market notes	213	—
Expenses related to SunCoke Energy, Inc. initial public offering	(21)	—
Net proceeds from issuance of long-term debt	1,804	1,107
Repayments of long-term debt	(740)	(738)
Net proceeds from sale/issuance of Sunoco Logistics Partners L.P. limited partnership units	—	289
Purchase of noncontrolling interest in Indiana Harbor cokemaking operations	(34)	—
Cash distributions to noncontrolling interests	(88)	(92)
Cash dividend payments	(55)	(54)
Purchase of common stock for treasury	(500)	—
Other	9	—

Net cash provided by financing activities	588	230

Net increase in cash and cash equivalents	171	752
Cash and cash equivalents at beginning of period	1,485	377

Cash and cash equivalents at end of period	$1,656	$1,129

*	Payments for the nine months ended September 30, 2010 exclude 3.59 million shares of Sunoco common stock valued at $90 million that were contributed to the Company’s defined benefit plans in February 2010.